EXHIBIT 4.1(b)

                    AMENDMENT NO. 2 dated as of March 16, 2004 (this "Amendment") to the LOAN AND SECURITY Agreement dated as of July 15, 2003, as amended by Amendment No. 1 dated as of November 4, 2003 (as the same may be further amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), by and between BELROSE CAPITAL Fund LLC, a Delaware limited liability company (the "Borrower") and DrKW Holdings, Inc., a Delaware corporation, as lender (the "Lender").


     WHEREAS, on July 15, 2003, the Borrower and the Lender entered into the Credit Agreement pursuant to which the Lender made available to the Borrower a term loan in the aggregate principal amount of $168,000,000;

     WHEREAS, on November 4, 2003, the Borrower and the Lender entered into Amendment No. 1 to the Credit Agreement pursuant to which the Lender increased the amount of the term loan by $9,000,000 to an aggregate principal amount of $177,000,000;

     WHEREAS, the Borrower has requested the Lender to further increase the amount of the term loan by $39,000,000 to an aggregate principal amount of $216,000,000;

     WHEREAS, the Borrower has requested and the Lender has agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement, as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined in Section 3 hereof) as follows:

     (A) Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "2.1 LOAN. The Lender agrees, on the terms and conditions set forth herein, (i) to make (w) a Loan to the Borrower on the Closing Date in an aggregate principal amount of $168,000,000, (x) a Loan to the Borrower on November 4, 2003 in an aggregate principal amount of $9,000,000 and (y) a Loan to the Borrower on March 16, 2004 in an aggregate principal amount of

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     $39,000,000 and (ii)  concurrently with any prepayment made by a Designated
     Fund under a loan facility provided by the Lender to such Designated Fund in connection with a transfer of assets from such Designated Fund to the Borrower, to make an additional Loan to the Borrower in an aggregate principal amount equal to the amount of such prepayment."

     (B) Section 2.2(b) of the Credit Agreement is hereby amended by deleting the figure "$177,000,000" and inserting the figure "$216,000,000" in lieu thereof.

     (C) Section 2.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "2.4 INTEREST. Interest shall accrue on the unpaid principal amount of the Loan at the Interest Rate from and including the Closing Date (with respect to the loan made pursuant to Section 2.1(i)(w) hereof), November 4, 2003 (with respect to the loan made pursuant to Section 2.1(i)(x) hereof), March 16, 2004 (with respect to the loan made pursuant to Section 2.1(i)(y) hereof) or the date that a Loan is made pursuant to Section 2.1(ii) (with respect to such loan made pursuant to Section 2.1(ii)), and in each case, to but excluding the date of any principal payment whether upon acceleration or otherwise. Interest accrued on the Loan shall be payable on each applicable Interest Payment Date and on any day on which the Loan is repaid whether due to acceleration or otherwise. Notwithstanding anything in this Agreement to the contrary, the interest rate on the Loan shall in no event be in excess of the maximum interest rate permitted by Applicable Law. All interest shall accrue daily and shall be calculated on the basis of a 360-day year and the actual number of days elapsed."

     (D) Section 2.8 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "2.8 OPTIONAL PREPAYMENTS. Subject to Section 12.3, the Borrower may at any time and from time to time (i) from the Closing Date until the date that is the first anniversary thereof; provided that, except as set forth below in this Section 2.8, after giving effect to any prepayment made pursuant to this Section 2.8(i) all of the conditions set forth on Schedule
     2.8 hereto would be satisfied; provided, further that, in addition to any amounts that the Borrower may prepay in accordance with the immediately preceding proviso, the Borrower may prepay $[42,000,000] in aggregate principal amount pursuant to this Section 2.8(i) (without reference to the immediately preceding proviso), and (ii) at any time after the first anniversary of the Closing Date, upon five Business Days' prior written notice to the Lender, pay the outstanding principal amount of the Loan, in whole or in part, without prepayment penalty, together with accrued interest to the date of such prepayment on the principal amount prepaid, provided that each partial principal repayment shall be in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof. Each notice of prepayment shall specify the prepayment date

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     and the principal  amount of the Loan to be prepaid,  shall be  irrevocable and shall commit the Borrower to prepay the Loan in the amount and in the date stated therein."

     (E) Section 12.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "12.1 EXPENSES. Whether or not the transactions hereby contemplated shall be consummated, Merrill Lynch Group agrees to pay all reasonable expenses incurred by the Borrower and the Lender in connection with, or growing out of, the negotiation, preparation, execution and delivery of this Agreement (including any waiver or modification hereof or any amendment hereto) and any other documentation contemplated hereby, the Note and the Collateral (including the Pledged Securities), including, but not limited to, the reasonable fees and disbursements of any counsel for the Lender. The Borrower agrees to pay all reasonable expenses incurred by the Lender in connection with, or growing out of, the enforcement and administration of this Agreement and any other documentation contemplated hereby, the Note and the Collateral (including the Pledged Securities), including, but not limited to, the reasonable fees and disbursements of any counsel for the Borrower and the Lender."

     SECTION 2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

     (A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

     (B) after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

     SECTION 3. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 3 (the date on which all such conditions have been satisfied being herein called the "Effective Date"):

     (A) the Lender shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of the Borrower and the Lender;

     (B) the Lender shall have received a new Note executed by the Borrower in an aggregate principal amount of $216,000,000 to be exchanged for and replace the prior Note delivered by the Borrower in an aggregate principal amount of $177,000,000;

     (C) the Borrower shall have received from the Lender the prior Note in an aggregate principal amount of $177,000,000 for cancellation;

     (D) the Lender shall have received the written opinion of counsel to the Borrower, dated the date hereof and addressed to the Lender, in form and substance satisfactory to counsel to the Lender;

     (E) the Lender shall have received such other documents as the Lender may reasonably request; and

     (F) all legal matters incident to this Amendment shall be satisfactory to counsel to the Lender.

     SECTION 4. LOAN. Upon satisfaction of the conditions precedent set forth in
Section 3 hereof, the Lender shall make $39,000,000 available to the Borrower on March 16, 2004 by causing an amount of same day funds in Dollars equal to $39,000,000 to be disbursed via Federal Funds wire transfer to the Borrower's account at the Custodian, ABA No. 011-001-438, Account No. 5821-5013 Control Wire Re: Belrose Capital Fund LLC - 4918, or to such other account as to which the Borrower shall instruct the Lender in writing.

SECTION 5. MISCELLANEOUS.

     (A) Capitalized terms used herein and not otherwise defined herein shall have the meanings as defined in the Credit Agreement.

     (B) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

     (C) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

     (D) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

     (E) This Amendment shall constitute a Fundamental Document.

     (F) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


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     IN WITNESS  WHEREOF,  the undersigned have caused this Amendment to be duly executed as of the date first written above.

                                          Borrower:

                                          BELROSE CAPITAL FUND LLC, as Borrower

                                          By: EATON VANCE MANAGEMENT, as Manager


                                          By: /s/ M. Katherine Kreider
                                              ----------------------------------
                                          Name:    M. Katherine Kreider
                                          Title:   Vice President
                                          Address: The Eaton Vance Building
                                                   255 State Street
                                                   Boston, Massachusetts 02109
                                          Telephone No.:  (617) 482-8260
                                          Telecopier No.: (617) 482 3836

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                                            Lender:

                                            DRKW HOLDINGS, INC., as Lender


                                            By: /s/ Neil D. Winward
                                                --------------------------------
                                            Name:    Neil D. Winward
                                            Title:   President
                                            Address: 1301 Avenue of the Americas
                                                     New York, New York 10019
                                            Telephone No.:  (212) 969-7909
                                            Telecopier No.: (212) 969-7850

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                                            ACKNOWLEDGED AND ACCEPTED


                                            Investment Manager:

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION, successor-by-merger to
                                            Wells Fargo Bank Minnesota, National
                                            Association, as Investment Manager

                                            By: /s/ Melissa Philibert
                                                --------------------------------
                                            Name:    Melissa Philibert
                                            Title:   Corporate Trust Officer
                                            Address: Sixth Street and Marquette
                                                      Avenue
                                                     MAC N9311-161
                                                     Minneapolis, MN 55479
                                                     Attention: Corporate Trust
                                                     Services/Asset-Backed
                                                     Administration
                                            Telephone No.:  (612) 667-8058
                                            Telecopier No.: (617) 667-3539